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                                                                   Exhibit 99.13




                                                                  April 17, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Ladies and Gentlemen:

We have reviewed and agree to the display of our logo, brand image, and/or screen shot on the inside cover art for ScreamingMedia.com, Inc.'s prospectus, as filed with the Securities and Exchange Commission.

                                    Sincerely,


                                    /s/ David Zinn

                                    David Zinn
                                    Manager, Business Development
                                    Red Herring Communications, Inc.
                                    (415.486.2965